Exhibit 10.1
FOURTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
     THIS FOURTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of April 1, 2006 (“Amendment”), is between FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation (the “Company”), having an address of 1400 West 16th Street, Oak Brook, Illinois 60523, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), having an address of 135 South LaSalle Street, Chicago, Illinois 60603.
R E C I T A L S:
     WHEREAS, the parties have previously entered into, among other things, a Revolving Credit Agreement dated as of December 1, 1991, as amended from time to time and most recently by a Thirteenth Amendment to Revolving Credit Agreement dated as of April 1, 2005 (collectively, the “Agreement”), evidenced by that certain Extension Revolving Note dated as of April 1, 2005 in the principal amount of Fifteen Million Dollars ($15,000,000); and
     WHEREAS, at the present time the Company requests and the Bank is agreeable to amending the Agreement pursuant to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:
A G R E E M E N T S:
1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.
2. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.
3. AMENDMENTS TO AGREEMENT.
     3.1. Maturity Date. Section 1 of the Agreement is hereby amended by changing the maturity date of the Bank’s commitment for the Revolving Credit Loan to be “April 1, 2007.”
     3.2. Revolving Note. All references in the Agreement to the term “Revolving Note” shall be deemed to be references to the Extension Revolving Note of even date herewith in the form of Exhibit A attached hereto and made a part hereof.
     3.3. Interest Payments on Floating Rate Loans. The fourth sentence of Section 3.B.(1) is hereby deleted and the following is substituted in lieu thereof:
“Interest on borrowings under this option shall be payable quarterly beginning on July 1, 2006, and continuing on the first day of each October, January, April, and July thereafter.”
     3.4. LIBOR Rate. The first paragraph of Section 3.B.(2) is hereby deleted and the following is substituted in lieu thereof:

     “(2) LIBOR (as defined below) plus 70 basis points (0.70%) (the “LIBOR Rate”). Borrowings under this option shall be on an “as available” basis for periods of three months each (each an “Interest Period”). Interest on borrowings under this option shall be payable quarterly beginning on July 1, 2006, and continuing on the first day of each October, January, April, and July thereafter. Borrowings under this Section (2) will be referred to as “Eurodollar Loans”.
     For purposes hereof, “LIBOR” shall mean a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Bank in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion. The Bank’s determination of LIBOR shall be conclusive, absent manifest error. “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.”
     3.5. LIBOR Automatic Rollover. A new Section 4.B. is hereby added to the Agreement to read as follows:
     “B. LIBOR Conversion and Continuation. If pursuant to the notice received by the Bank the initial Interest Period of any Eurodollar Loan commences on any day other than the first Business Day of any month, then the initial Interest Period of such Eurodollar Loan shall end on the first Business Day of the following calendar month, notwithstanding the Interest Period specified in such notice, and the LIBOR Rate for such Eurodollar Loan shall be equal to the LIBOR Rate for an Interest Period equal to the length of such partial month. Thereafter, each Eurodollar Loan shall automatically renew for the Interest Period specified in the initial request received by the Bank, at the then current LIBOR Rate, unless the Company, pursuant to a subsequent written notice received by the Bank, shall elect the conversion of all or a portion of such Eurodollar Loan to a Floating Rate Loan. Each Interest Period occurring after the initial Interest Period with respect to any LIBOR Loan shall commence on the same day of each applicable month as the first day of the initial Interest Period. Whenever the last day of any Interest Period with respect to any Eurodollar Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day. Whenever an Interest Period with respect to any Eurodollar Loan would otherwise end on a day of a month for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last day of such calendar month, unless such day is not a Business Day, in which event such Interest Period shall be extended to end on the next Business Day. Upon receipt by the Bank of such subsequent notice, the Company may, subject to the terms and conditions of this Agreement, elect, as of the last day of the applicable Interest Period, to convert any such Eurodollar Loan to a Floating Rate Loan.

Such notice shall be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, specifying: (i) the proposed date of conversion; (ii) the aggregate amount of loans to be converted; and (iii) the type of loans resulting from the proposed conversion. The Company may not elect a LIBOR Rate, and an Interest Period for a Eurodollar Loan shall not automatically renew, with respect to any principal amount which is scheduled to be repaid before the last day of the applicable Interest Period, and any such amounts shall bear interest at the Prime Rate until repaid.”
4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company warrants that:
     4.1. Authorization. The Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby. No consent of any public authority or regulatory body or any other person or entity is required as a condition to the validity or enforceability of this Amendment.
     4.2. No Conflicts. The execution and delivery of this Amendment and the performance by the Company of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Company or of any agreement binding upon the Company.
     4.3. Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
     4.4. Compliance with Agreement. The representations and warranties set forth in Section 6 of the Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Bank and except for such changes as are specifically permitted under the Agreement. In addition, the Company has complied with and is in compliance with all of the covenants set forth in the Agreement.
     4.5. No Event of Default. As of the date hereof, no Event of Default under Section 9 of the Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.
5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:
     (a) This Amendment duly executed by the Company;
     (b) An Extension Revolving Note, executed by the Company and made payable to the order of the Bank, substantially in the form of Exhibit A attached hereto; and
     (c) Such other documents and/or opinions of counsel as the Bank may request.
6. GENERAL.

     6.1. Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois. Wherever possible each provision of the Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement and this Amendment.
     6.2. Successors and Assigns. This Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank.
     6.3. Continuing Force and Effect of Agreement. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
     6.4. References to Loan Agreement. Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Agreement as amended hereby.
     6.5. Customer Identification — USA Patriot Act Notice. The Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and address of the Company and such other information that will allow the Bank to identify the Company in accordance with the Act.
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     IN WITNESS WHEREOF, the parties hereto have executed this Fourteenth Amendment to Revolving Credit Agreement as of the date first above written.
FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation

By:
Its:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association

By:
Its:

177332165
EXHIBIT A
EXTENSION REVOLVING NOTE

$15,000,000	Dated as of April 1, 2006
Due: April 1, 2007
     FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation (the “Maker), for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), the lesser of: the principal sum of Fifteen Million Dollars ($15,000,000), or the aggregate unpaid principal amount outstanding under that certain Revolving Credit Agreement dated December 1, 1991 between the Maker and the Bank, as amended from time to time (collectively, the “Loan Agreement”), made available by the Bank to the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360-day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the Maker’s option at the rates and times set forth in the Loan Agreement. In no event shall any principal amount have a maturity later that April 1, 2007.
     This Note shall be available for direct advances and for Bankers’ Acceptances.
     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois, or at such other place as the holder of this Note may designate in writing to the undersigned. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.
     This Note evidences indebtedness incurred under the Loan Agreement (and if amended, under all amendments thereto) to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in said Loan Agreement.

     The undersigned agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed by the Bank on the reverse side of this Note shall be prima facie evidence of the unpaid principal balance of this Note.
     This Note is in substitution for, but not in repayment of, that certain Extension Revolving Note dated as of April 1, 2005 in the amount of $15,000,000, executed by the Maker in favor of the Bank, and does not constitute a novation therefor.
FIRST OAK BROOK BANCSHARES, INC., a Delaware corporation

By:
Its:

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